EXHIBIT 99.1



    MAGNUS INTERNATIONAL RESEOURCES, INC. SIGNS TWO PRELIMINARY JOINT VENTURE
    -------------------------------------------------------------------------
                  AGREEMENTS WITH GEOLOGICAL TEAM 209 IN CHINA
                  --------------------------------------------


May 7, 2004 - Magnus  International  Resources  Inc.  ("Magnus")  (NASD  OTC-BB:
"MGNU") is pleased to announce that it has signed two preliminary joint venture agreements with China Yunnan Province Nuclear Industry Brigade 209 ("Team 209").

Magnus and Team 209 have entered into a preliminary joint venture agreement to form a new co-operative joint venture company to carry out minerals exploration and development in an 83.29 square kilometre area of Huidong County in Sichuan Province, China. The property is located across the Jinsha Jiang River to the immediate northwest of Southwestern Resources' Boka gold project in Yunnan Province. The operations of the joint venture company will be managed under the control of Magnus. Magnus is to contribute US$5,000,000 as an equity investment into the joint venture company and Team 209 is responsible for transferring certain gold and copper exploration permits on the Property to the joint venture company. Upon the capital contribution by Magnus and the transfer of the exploration permits by Team 209, Magnus will own 90% and Team 209 will own 10% of the joint venture company. With respect to the US$5,000,000 equity investment into the joint venture company by Magnus, Magnus is required to contribute not less than US$460,000 within three months after the issuance of the joint venture company business license; US$2,550,000 within thirty (30) months after the issuance of the joint venture company business license; and based on the results of the exploration by the joint venture company, if required, an additional US$1,990,000 within forty-eight (48) months after the issuance of the joint venture company business license. The capital contribution by Magnus is subject to certain conditions precedent being satisfied. If further funding is required for carrying out more exploration and development activities, Magnus will be responsible for providing such funding, however, Team 209 will remain a 10% owner of the joint venture company. A definitive joint venture agreement and articles of association for the joint venture company shall be agreed upon and signed before June 30, 2004 or such later date as Magnus and Team 209 may agree upon.

Under the terms of the second preliminary joint venture agreement, Magnus and Team 209 agree to jointly form a new co-operative joint venture company to carry out mineral exploration and development in the 200 square kilometre area of Zhamashi gold and copper deposits in Qilian County of Qinghai Province, China. A letter of intent for joint development of this property had been announced previously on January 27, 2004. In conjunction with entering into this preliminary joint venture agreement, the parties entered into a preliminary mine asset purchase agreement for the proposed joint venture company to acquire the mining assets, mining rights and mining permits permitting the holder to mine in the Property from a third party for a total purchase price of approximately US$2,000,000 which payments are to be on a certain payment schedule to be set out in the definitive mine asset purchase agreement to be entered into at the time of Magnus and Team 209 entering into a definitive joint venture agreement. The operations of the joint venture company will be managed under the control of Magnus. Magnus is to contribute US$5,010,000 as an equity investment into the joint venture company and Team 209 is responsible for transferring certain gold and copper exploration permits and all related data and information on the Property to the joint venture company. Upon the capital contribution by Magnus and the transfer of the exploration permits by Team 209, Magnus will own 90% and Team 209 will own 10% of the joint venture company. With respect to the US$5,010,000 equity investment into the joint venture company by Magnus, Magnus is required to contribute not less than US$750,000 within three months after the issuance of the joint venture company business license; and US$4,260,000 within thirty-six (36) months after the issuance of the joint venture company business license, however, any amount already paid by Magnus for the acquisition of the mining assets, mining rights and mining permit from the third party will be deducted from this amount. The capital contribution by Magnus is subject to certain conditions precedent being satisfied. If further funding is required for carrying out more exploration and development activities, Magnus will be responsible for providing such funding, however, Team 209 will remain a 10% owner of the joint venture company. A definitive joint venture agreement and articles of association for the joint venture company shall be agreed upon and signed before June 30, 2004 or such later date as Magnus and Team 209 may agree upon.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of gold, copper, and silver properties, focusing on China.

For further  information  please contact Investor Relations at (604) 694-1432 or
(888) 888-1494.




THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS MAGNUS' ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.